                                                                     Exhibit 3.2

                     THIRD AMENDED AND RESTATED BYLAWS OF
                           Software AG Systems, Inc.
                        (as amended on April 16, 1998)


                                   ARTICLE I.
                                    Offices

       Section 1.1.  Registered Office.  The registered office of Software AG
                     -----------------
Systems, Inc. (hereinafter called the "Corporation") within the State of Delaware shall be at 1209 Orange Street, Wilmington, Delaware 19801, and the name of the registered agent of the Corporation at such address shall be The Corporation Trust Company.

       Section 1.2.  Executive Office.  The principal executive office of the
                     ----------------
Corporation shall be located in Reston, Virginia or such other location as may be specified by the Board of Directors (hereinafter sometimes referred to as the "Board"). The books of account and records shall be kept in such office.

       Section 1.3.  Other Offices.  The Corporation may also have offices at
                     -------------
such other places, both within and without the State of Delaware, as the Board of Directors from time to time shall determine or the business of the Corporation may require.


                                  ARTICLE II.
                            Meetings of Stockholders

       Section 2.1.  Place of Meetings.  All meetings of the stockholders shall
                     -----------------
be held at any such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof.

       Section 2.2.  Annual Meeting.  The annual meeting of the stockholders for
                     --------------
the election of directors and for the transaction of such other business as may come before the meeting shall be held at such time and place as shall be determined by the Chief Executive Officer or the Board of Directors and stated in the notice of the meeting. Only such business may be conducted as has been brought before an annual meeting of stockholders by, or at the direction of, the Board of Directors or by a stockholder who has given timely written notice to the
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Secretary of the Company of such stockholder's intention to bring such business before the meeting pursuant to these Bylaws.

       Section 2.3.  Special Meetings.  Special meetings of the stockholders,
                     ----------------
for any purpose or purposes, unless otherwise prescribed by statute, may be called only by the Board, the Chairman of the Board or the Chief Executive Officer. The only business which may be conducted at such a meeting, other than procedural matters and matters relating to the conduct of the meeting, shall be the matter or matters described in the notice of the meeting.

       Section 2.4.  Notice of Meetings.  Notice of meetings of stockholders
                     ------------------
shall be given as required by applicable law not less than ten days nor more than sixty days before such meeting (unless a different time is specified by law) to every stockholder entitled by law to notice of such meeting. Notice of any such meeting need not be given to any stockholder who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

       Section 2.5.  List of Stockholders.  A complete list of the stockholders
                     --------------------
entitled to vote at any meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, for at least ten days before the meeting and at the place of the meeting during the whole time of the meeting.

       Section 2.6.  Quorum.  A majority in voting power of the outstanding
                     ------
shares of the Corporation entitled to vote on the matters at issue, present in person or represented by proxy, shall constitute a quorum, except as otherwise required by the Delaware General Corporation Law (the "DGCL") . When a quorum is once present to organize a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders.
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                                     - 3 -


The holders of a majority of the voting power of the outstanding shares present in person or represented in proxy and entitled to vote at any meeting of stockholders, may adjourn such meeting from time to time without notice other than an announcement at the meeting, whether or not a quorum is present. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

       Section 2.7.  Organization.  At every meeting of stockholders, the
                     ------------
Chairman of the Board, or in his absence or inability to act, the Chief Executive Officer or, in his absence or inability to act, the person whom the Chief Executive Officer shall appoint, shall act as chairman of, and preside at, the meeting. The Secretary or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

       Section 2.8.  Order of Business.  The order of business at all meetings
                     -----------------
of the stockholders shall be as determined by the chairman of the meeting.

       Section 2.9.  Stockholder Nominations and Proposals.  (a)  No proposal
                     -------------------------------------
for a stockholder vote shall be submitted by a stockholder (a "Stockholder Proposal") to the Corporation's stockholders unless the stockholder submitting such proposal (the "Proponent") shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all Persons (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended through the date of adoption of these Bylaws) acting in concert with the Proponent; (ii) the names and addresses of the Proponent and the Persons identified in clause (i), as they appear on the Corporation's books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the Proponent and the Persons identified in clause (i);
(iv) a description of the Stockholder Proposal containing all material information relating thereto; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders of the Corporation to consider the Stockholder Proposal. Upon receipt of the Stockholder Proposal and prior to the stockholder meeting at which such Stockholder Proposal will be considered, if the Board of Directors or a designated committee or the
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                                     - 4 -


officer who will preside at the stockholders meeting determines that the information provided in a Stockholder Proposal does not satisfy the informational requirements of these Bylaws or is otherwise not in accordance with law, the Secretary of the Corporation shall promptly notify such Proponent of the deficiency in the notice. Such Proponent shall have an opportunity to cure the deficiency by providing additional information to the Secretary within the period of time, not to exceed five days from the date such deficiency notice is given to the Proponent, determined by the Board of Directors, such committee or such officer. If the deficiency is not cured within such period, or if the Board of Directors, such committee or such officer determines that the additional information provided by the Proponent, together with the information previously provided, does not satisfy the requirements of this Section 2.9, then such proposal shall not be presented for action at the meeting in question.

       (b) Only persons who are selected and recommended by the Board of Directors or the Nominating Committee thereof, or who are nominated by stockholders in accordance with the procedures set forth in this Section 2.9, shall be eligible for election, or qualified to serve, as directors.
Nominations of individuals for election to the Board of Directors of the Corporation at any annual meeting or any special meeting of stockholders at which directors are to be elected may be made by any stockholder of the Corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 2.9. Nominations by stockholders shall be made by written notice (a "Nomination Notice"), which shall set forth (i) as to each individual nominated, (A) the name, date of birth, business address and residence address of such individual; (B) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience;
(C) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (D) any directorships held by such nominee
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in any company with a class of securities registered pursuant to section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; and (E) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, judgment, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; and (ii) as to the Person submitting the Nomination Notice and any Person acting in concert with such Person, (x) the name and business address of such Persons, (y) the name and address of such Persons and as they appear on the Corporation's books (if they so appear) and (z) the class and number of shares of the Corporation which are beneficially owned by such Persons. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any stockholders meeting determines that a nomination was not made in accordance with the procedures prescribed by these Bylaws, he shall so declare to the meeting and the defective nomination shall be disregarded.

       (c) Subject to applicable law, Nomination Notices and Stockholder Proposals shall be delivered to the Secretary at the principal executive office of the Corporation not less than one hundred twenty (120) and not more than one hundred fifty (150) days prior to the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders if such Nomination Notice or Stockholder Proposal is to be submitted at an annual stockholders meeting. Nomination Notices and Stockholder Proposals shall be delivered to the Secretary at the principal executive office of the Corporation no later than the close of business on the tenth day following the day on which notice of the date of a special meeting of stockholders was given if the Nomination Notice or Stockholder Proposal is to be submitted at a special stockholders meeting.
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                                     - 6 -


       (d) The provisions of this Section 2.9 shall become effective upon the consummation of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (an "IPO").

       Section 2.10.  Voting.  Unless otherwise provided in a resolution or
                      ------
resolutions providing for any class or series of Preferred Stock pursuant to
Article IV of the Corporation's Certificate of Incorporation (the "Certificate of Incorporation"), any other provision of the Certificate of Incorporation or the DGCL, every stockholder shall be entitled to one vote, in person or by written proxy, for each share of capital stock held of record by such stockholder which is entitled to vote generally in the election of directors.
If the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, every reference in these Bylaws or the DGCL to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. The provisions of Section 212 and 217 of the DGCL shall apply in determining whether any shares of capital stock may be voted and the persons, if any, entitled to vote such shares, but the Corporation shall be protected in treating the persons in whose names shares of capital stock stand on the record of stockholders as owners thereof for all purposes. All elections for the Board of Directors shall be decided by a plurality of the votes cast and all other questions shall be decided by a majority of the votes cast, except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws. Abstentions shall not be considered to be votes cast. In voting on any question on which a vote by ballot is required by law, by the Certificate of Incorporation, or is demanded by any stockholder entitled to vote, the voting shall be by written ballot. Each ballot shall be signed by the stockholder voting or by his proxy, and shall state the number of shares voted. On all other questions, the voting may be viva voce. Every stockholder entitled
                                          ---------
to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. The validity and enforceability of any proxy shall be determined in accordance with applicable law.

       Section 2.11.  Inspectors.  The Board of Directors may, in advance of any
                      ----------
meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the
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                                      -7-


chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

                                  ARTICLE III.
                               Board of Directors

       Section 3.1.  General Powers.  The business and affairs of the
                     --------------
Corporation shall be managed by or under the direction of the Boards of Directors.

       Section 3.2.  Number, Qualifications, Election and Term of Office.  The
                     ---------------------------------------------------
Board shall consist of six (6) directors, provided that the Board from time to time may increase or decrease the number of directors to any number not less than one, and provided that, after consummation of an IPO, the number of directors shall not be increased by fifty percent (50%) or more in any twelve-month period without the approval by at least sixty-six and two-thirds percent (66 2/3%) of the members of the Board of Directors then in office. No reduction in the number of directors shall have the effect of shortening the term of any director in office at the time such reduction becomes effective. The retirement age of and other restrictions and qualifications for directors constituting the Board of Directors shall be as authorized from time to time by a majority vote of the members of the Board of Directors then in office. Members of the Board need not be
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residents of the State of Delaware and need not be stockholders of the
Corporation. Unless otherwise provided in the Certificate of Incorporation, each director shall be elected at the annual meeting of the stockholders and shall hold office until his successor shall have been elected and qualified or until his earlier death, removal or resignation in the manner provided herein.

       Section 3.3.  Place of Meetings.  Meetings of the Board of Directors
                     -----------------
shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting. Each regular meeting of the Board of Directors shall be held at the location specified in the notice with respect to such meeting or, if no such notice is provided or no location is specified therein, at the principal executive offices of the Corporation.

       Section 3.4.  Annual Meeting.  The Board of Directors shall meet for the
                     --------------
purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting of stockholders shall be held. Notice of such Board meeting need not be given. In the event such annual meeting of stockholders is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in Section 3.7 hereof.

       Section 3.5.  Regular Meetings.  Regular meetings of the Board of
                     ----------------
Directors shall be held at such time and place as the Board of Directors may fix. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by applicable law or these Bylaws.

       Section 3.6.  Special Meetings.  Special meetings of the Board of
                     ----------------
Directors may be called by the Chairman of the Board of Directors or at the request of a majority of the directors.

       Section 3.7.  Notice of Meetings.  Notice of each special meeting of the
                     ------------------
Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this
Section 3.7, in which notice shall stated the
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time and place of the meeting. Notice of a special meeting shall state the general purpose of the meeting, but other routine business may be conducted at a special meeting without such matter being stated in the notice. Notice of each such meeting shall be (i) mailed, postage prepaid, to each director at his designated address at least seven days before the day on which such meeting is to be held, (ii) sent by overnight courier to each director at his designated address at least two days before the day on which such meeting is to be held (with delivery scheduled to occur no later than the day before the meeting), or
(iii) given orally by telephone or other means, or by facsimile, telegraph, cable, telex, telecopier or other similar means, to each director at his designated address at least twenty-four hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

       Section 3.8.  Quorum and Manner of Acting.  A majority of the entire
                     ---------------------------
Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by the DGCL, the Certificate of Incorporation or these Bylaws, the act of a majority of the directors then in office shall be the act of the Board of Directors at any such meeting. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

       Section 3.9.  Organization.  At each meeting of the Board of Directors,
                     ------------
the Chairman of the Board or, in his absence, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The Secretary or, in his
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absence, any person appointed by the chairman, shall act as secretary of the meeting and keep the minutes thereof.

       Section 3.10.  Resignations.  Any director of the Corporation may resign
                      ------------
at any time by giving written notice of his resignation to the Chairman of the Board, the Chief Executive Officer, or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

       Section 3.11.  Compensation.  Directors shall receive such compensation,
                      ------------
including fees and reimbursement of expenses, for their services as the Board of Directors may determine. Any director may serve the Corporation in any other capacity and receive compensation therefor.

       Section 3.12.  Action by Consent.  Unless restricted by the Certificate
                      -----------------
of Incorporation or these Bylaws, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.

       Section 3.13.  Telephonic Meeting.  Unless restricted by the Certificate
                      ------------------
of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

       Section 3.14.  Nominating Committee.  The Board may, by resolution passed
                      --------------------
by a majority of the members of the Board of Directors then in office, designate a Nominating Committee to consist of two or more members of the Board. A majority of the Board of Directors then in office shall have the power to change the membership of the Nominating Committee, fill vacancies therein or remove any members thereof, either with or without
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                                    - 11 -



cause, at any time. Unless otherwise provided by the Board of Directors or the Nominating Committee, quorum, voting, and other procedures of the Nominating Committee shall be the same as those applicable to actions taken by the Board of Directors. The Nominating Committee may fix its rules of procedure, determine its manner of acting and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the majority of the Board of Directors shall otherwise by resolution provide.

       Section 3.15.  Other Committees.  The Board of Directors may, by
                      ----------------
resolutions passed by a majority of the members of the Board of Directors then in office, designate members of the Board of Directors to constitute other committees which shall in each case consist of such number of directors, and shall have and may execute such powers as may be determined and specified in the respective resolutions appointing them. Any such committee may fix its rules of procedure, determine its manner of acting and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. Unless otherwise provided by the Board of Directors or such committee, quorum, voting and other procedures shall be the same as those applicable to actions taken by the Board of Directors. A majority of the members of the Board of Directors then in office shall have the power to change the membership of any such committee at any time, to fill vacancies therein and to discharge any such committee or to remove any member thereof, either with or without cause, at any time. The Corporation shall be governed by subsection (2) of Section 141(c) of the DGCL.


       Section 3.16.  Presumption of Assent.  A director of the Corporation who
                      ---------------------
is present at a meeting of the Board of Directors when a vote on any matter is taken is deemed to have assented to the action taken unless he votes against or abstains from the action taken, or unless at the beginning of the meeting or promptly upon arrival, the director objects to the holding of the meeting or the transacting of specified business at the meeting. Any such dissenting votes, abstentions or objections shall be entered in the minutes of the meeting.
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                                    - 12 -


                                  ARTICLE IV.
                                   Officers

       Section 4.1.  Designation.  The officers of the Corporation shall be
                     -----------
elected by the Board of Directors and shall include the Chief Executive Officer, President, Chief Financial Officer, any number of Vice-Presidents, Treasurer, Secretary and such other officers and assistant officers as the Board may from time to time appoint, or authorize the Chief Executive Officer to appoint.

       Section 4.2.  Election and Tenure.  Officers and assistant officers of
                     -------------------
the Corporation may, but need not, also be members of the Board. At its first meeting after each annual meeting of the stockholders, the Board of Directors shall elect the officers or provide for the appointment thereof. Unless otherwise provided by the Certificate of Incorporation, the term of each officer elected by the Board of Directors shall be until the first meeting of the Board of Directors following the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal in the manner specified in this Section 4.2. Any officer elected or appointed by the Board may be removed by the Board at any time with or without cause by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the members of the Board then in office. Any officer or assistant officer appointed by another officer may be removed from office with or without cause by such officer. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Chairman of the Board, the Chief Executive Officer, or the Secretary.
Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board or, in the case of offices held by officers who may be appointed by other officers, by any officer authorized
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                                    - 13 -


to appoint such officer. Any individual may be elected to, and may hold, more than one office of the Corporation.

       Section 4.3.  Duties.  The powers and duties of the several officers
                     ------
shall be as provided from time to time by resolution or other directive of the Board. In the absence of such provisions, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation.

       Section 4.4.  Compensation.  Officers may be paid such reasonable
                     ------------
compensation as the Board may from time to time authorize and direct. The Board of Directors may delegate its authority to determine compensation to a committee.


                                   ARTICLE V.
                     Stock Certificates and Their Transfer

       Section 5.1.  Stock Certificates.  Every holder of stock in the
                     ------------------
Corporation shall be entitled to have a certificate certifying the number of shares of the Corporation owned by such holder. Such certificates shall be in such form (consistent with applicable law) as shall be determined by the Board. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost destroyed, stolen, or mutilated certificate a new one may be issued therefor on such terms and indemnity to the Corporation as the Board may prescribe.

       Section 5.2.  Registered Stockholders.  A record of the name and address
                     -----------------------
of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

       Section 5.3.  Transfers of Stock.  Transfer of shares of stock of the
                     ------------------
Corporation shall be made in accordance with the DGCL. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the stock certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor accompanied by a written assignment of the shares evidenced thereby, which certificate shall be cancelled before any new certificate is issued.

       Section 5.4.  Transfer Agents and Registrars. The Board of Directors may
                     ------------------------------
appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. If any certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, any signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

       Section 5.5.  Regulations.  The Board of Directors may make such
                     -----------
additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

       Section 5.6.  Fixing the Record Date.  In order that the Corporation may
                     ----------------------
determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or, unless prohibited by the Certificate of Incorporation, to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which date shall be a permitted record date under the DGCL with respect to such meeting or action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

       Section 5.7.  Lost Certificates.  Any person claiming a stock certificate
                     -----------------
in lieu of one lost, stolen or destroyed shall give the Corporation an affidavit as to such person's ownership of the certificate and of the facts which go to prove its loss, theft or destruction. Such person shall also, unless waived by an authorized officer of the Corporation, give the Corporation a bond, in such form as may be approved by the Corporation, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate.


                                  ARTICLE VI.
                                Indemnification

       Section 6.1.  Indemnification Provisions in Certificate of Incorporation.
                     ----------------------------------------------------------
The provisions of this Article VI are intended to supplement Article VIII of the Certificate of Incorporation pursuant to Section 8.2 of the Certificate of Incorporation. To the extent that this Article VI contains any provisions inconsistent with said Article VIII, the provisions of the Certificate of Incorporation shall govern. Terms defined in such Article VIII shall have the same meaning in this Article VI.

       Section 6.2.  Undertakings for Advances of Expenses.  If and to the
                     -------------------------------------
extent the DGCL requires, an advancement by the Corporation of expenses incurred by an indemnitee pursuant to clause (iii) of the last sentence of Section 8.1 of the Certificate of Incorporation (hereinafter an "advancement of expenses") shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under Article VIII of the Certificate of Incorporation or otherwise.

       Section 6.3.  Claims for Indemnification.  If a claim for indemnification
                     --------------------------
under this Article VI is not paid in full by the Corporation within sixty (60) days after it has been received in writing by the Corporation, except in the case of a claim for an advancement of expenses in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.
If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses only upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in Section 145 of the DGCL (or any successor provision or provisions). Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in
Section 145 of the DGCL (or any successor provision or provisions), nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to have or retain such advancement of expenses, under Article VIII of the Certificate of Incorporation or this Article VI or otherwise, shall be on the Corporation.

       Section 6.4.  Insurance.  The Corporation may maintain insurance, at its
                     ---------
expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

       Section 6.5.  Severability.  In the event that any of the provisions of
                     ------------
this Article VI (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.


                                  ARTICLE VII.
                               General Provisions

       Section 7.1.  Seal.  The seal of the Corporation shall be in such form as
                     ----
shall be approved by the Board of Directors.

       Section 7.2.  Fiscal Year.  The fiscal year of the Corporation shall be
                     -----------
the calendar year, unless it is changed by resolution of the Board of Directors.

       Section 7.3.  Checks. Notes. Drafts, Etc.  All checks, notes, drafts or
                     --------------------------
other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

       Section 7.4.  Execution of Contracts, Deeds, Etc. The Board may authorize
                     ----------------------------------
any officer, employee or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Such authority may be general or confined to specific instances, or otherwise limited, and if the Board so provides may be delegated by the person so authorized.

       Section 7.5.  Mechanical Endorsement.  The Chairman of the Board, Chief
                     ----------------------
Executive Officer, any Vice President or the Secretary may authorize any endorsement on behalf of the Corporation to be made by such mechanical means or stamps as any of such officers may deem appropriate.

       Section 7.6.  Loans.  No loans shall be contracted on behalf of the
                     -----
Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances, or otherwise limited, and if the Board so provides may be delegated by the person so authorized.

       Section 7.7.  Voting of Stock in Other Corporations.  Unless otherwise
                     -------------------------------------
provided by resolution of the Board of Directors, the Chief Executive Officer, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes that the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or consent in writing to any action by any such other corporation. In the event one or more attorneys or agents are appointed, the Chief Executive Officer may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chief Executive Officer may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances relating to securities owned by the Corporation.

       Section 7.8.  Dividends.  Subject to the provisions of the DGCL and the
                     ---------
Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by the DGCL or the Certificate of Incorporation.

                                 ARTICLE VIII.
                                   Amendments

       These Bylaws of the Corporation may be amended, altered, changed, adopted and repealed or new bylaws adopted by the affirmative vote of at least a majority of the members of the Board of Directors then in office at any regular or special meeting. The stockholders also shall have the power to amend, alter, change, adopt and repeal the Bylaws of the Corporation at any annual or special meeting pursuant to the requirements of the Certificate of Incorporation.